                                                     Year Ended June 30,
                                                 1997         1996          1995
                                              ----------   ----------   ----------
Primary
   Net income                                 $2,440,194   $2,481,414   $2,429,948
   Average number of common shares
     outstanding                               1,833,493    1,986,376    2,090,600
   Add incremental shares for stock options       37,942       47,579       95,537
                                              ----------   ----------   ----------
   Adjusted average shares                     1,871,435    2,033,955    2,186,137

   Primary earnings per share                 $     1.30   $     1.22   $     1.11
                                              ==========   ==========   ==========

Fully Diluted
   Net income                                 $2,440,194   $2,481,414   $2,429,948
   Average number of common shares
     outstanding                               1,833,493    1,986,376    2,090,600
   Add incremental shares for stock options       42,706       49,624       97,129
                                              ----------   ----------   ----------
   Adjusted average shares                     1,876,199    2,036,000    2,187,729

   Fully diluted earnings per share           $     1.30   $     1.22   $     1.11
                                              ==========   ==========   ==========